Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 (No. 333-166352) of our report dated April 26, 2010 relating to the combined financial statements of Nobao Renewable Energy Holdings Limited, which appears in such Registration Statement. We also consent to the references to us under the headings “Summary Combined and Consolidated Financial and Operating Data”, “Selected Combined and Consolidated Financial and Operating Data” and “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
June 1, 2010